UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):January 26, 2016

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

333-153381

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

601 N. Parkcenter Drive, Suite 103

Santa Ana, California 92705

(Address of principal executive offices)

(714) 462-4880

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

BioCorRx Inc., a Nevada corporation (the "Company") entered into an Asset Purchase Agreement, dated January 26, 2016 (the "Asset Purchase Agreement") with Well Advised Ltd ("Well Advised") pursuant to which the Company purchased all of Well Advised's intellectual property and contractual rights for all of North America with an option for Central and South America (the "Territory"), including Naltrexone implant formulas designed to deliver therapeutic levels of Naltrexone to humans for various durations of time (the "Purchased Assets"), for exclusive use for 24 months following the Company's receipt of the Purchase Assets (the "Use Period").

The purchase price for the exclusive use of the Purchase Assets during the Use Period is €50,000, which is to be paid by the Company within 14 days of the execution of the Asset Purchase Agreement. Under the terms of the Asset Purchase Agreement, the Company has the following options:

•

Within the first 12 months of the Use Period, the option to purchase perpetual exclusive rights to the Territory for a one-time fee or financing over a 5-year period commencing after the expiration of the Use Period.

•

Within 5 months from the execution date of the Asset Purchase Agreement, the option to obtain all of the same rights acquired in the Territory for Central and South America for 24 months for an additional €50,000.

•

The option to purchase perpetual exclusivity in the Americas for €200,000 (inclusive of any amounts previously paid to secured rights during the Use Period) payable either within 12 months of the receipt of the Purchase Assets or over a 5-year period commencing after the expiration of the Use Period.

The Asset Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties.

The foregoing description of the terms of the Assets Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreement, which has been filed as exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Form 8-K:

10.1	Asset Purchase Agreement by and between the Company and Well Advised, signed January 26, 2016

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: January 29, 2016	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial Officer and Director